EXHIBIT (a)(1)(iii)

C & F FINANCIAL CORPORATION

NOTICE OF GUARANTEED DELIVERY OF

SHARES OF COMMON STOCK PURSUANT

TO THE OFFER TO PURCHASE

DATED JUNE 1, 2005

This form or a facsimile copy of it must be used to accept the Offer, as defined below, if:

(a)	certificates for common stock, par value $1.00 per share of C&F Financial Corporation, a Virginia corporation, are not immediately available; or

(b)	time will not permit the Letter of Transmittal or other required documents to reach the Depositary before the Expiration Date (as defined in Section 1 “Price; Number of Shares; Proration; Extension of this Offer” of this Offer to Purchase, as defined below).

This form or a facsimile of it, signed and properly completed, may be delivered by hand, mail, telegram or facsimile transmission to American Stock Transfer & Trust Company by the Expiration Date. See Section 4 “Procedure for Tendering Shares” of the Offer to Purchase.

American Stock Transfer & Trust Company

By Mail/Hand:	Facsimile Transmission:
59 Maiden Lane, Plaza Level	Attention: Reorganization Department
New York, New York 10038	Facsimile: (718) 234-5001
Telephone: 877-248-6417 or
718-921-8317

Delivery of this instrument to an address other than that shown above or transmission of instructions to a facsimile number other than that listed above does not constitute a valid delivery.

Ladies and Gentlemen:

I hereby tender to C&F Financial Corporation, at $41.00 per share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 1, 2005 (the “Offer to Purchase”), and the related Letter of Transmittal, which together with the Offer to Purchase constitute the “Offer”, receipt of which is acknowledged, shares of common stock, par value $1.00 per share, pursuant to the guaranteed delivery procedure set forth in Section 4 “Procedure for Tendering Shares” of the Offer to Purchase.

ODD LOTS

To be completed only if shares are being tendered by or on behalf of a person owning beneficially an aggregate of fewer than 100 shares.

I am either (check one):

☐	the beneficial owner of an aggregate of fewer than 100 shares all of which are being tendered, or

☐	a broker, dealer, commercial bank, trust company, or other nominee which:

(a)	is tendering, for the beneficial owners thereof, shares of common stock with respect to which it is the record owner, and

(b)	believes, based upon representations made to it by such beneficial owners, that each such person was the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

Certificate Nos.:

PLEASE TYPE OR PRINT

Name(s):

Address(es):

Area Code and Telephone Number:

Sign Here:

Dated:

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States (each, an “Eligible Institution”), hereby (i) represents that the undersigned has a net long position in shares of common stock or equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the shares tendered, (ii) represents that such tender of shares complies with Rule 14e-4, and (iii) guarantees that the certificates representing the shares tendered hereby are in proper form for transfer (pursuant to the procedures set forth in Section 3 of the Offer to Purchase, “Tenders by Holders of Fewer than 100 Shares”), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Depositary at its address set forth above within three business days after the date of execution hereof.

Name of Firm:

Address:

Area Code and Telephone Number:

AUTHORIZED SIGNATURE

Name:

Title:

Dated:

Do not send share certificates with this notice. Share certificates should be sent with your Letter of Transmittal.